EXHIBIT 10.21
HANMI FINANCIAL CORPORATION
2007 EQUITY COMPENSATION PLAN
FORM OF
NOTICE OF STOCK OPTION GRANT AND AGREEMENT

Name:	Option Number: shares
Address:	Plan Name: 2007 Equity Incentive Plan
Effective                                        , (“Grant Date”), you have been granted incentive stock option to purchase                                          (                    ) shares of Hanmi Financial Corporation common stock at an Exercise Price of $                     per share pursuant to the Hanmi Financial Corporation. 2007 Equity Incentive Plan (the “Plan”). Except as otherwise defined herein, terms with initial capital letters shall have the same meanings set forth in the Plan. A copy of the Plan is attached to this Notice and Agreement. The terms and conditions of the Plan are incorporated herein by this reference.
Subject to the terms and conditions of the Plan, this Option shall vest over a period of five (5) years beginning on the Grant Date. On each anniversary of the Grant Date during this five year period, 20% of the shares that may be purchased under this Option shall become vested and this Option shall be exercisable with respect to the vested shares. This Option shall expire and shall no longer be exercisable ten (10) years from the Grant Date.
By accepting this grant and exercising any portion of the Option, you represent that you: (i) agree to the terms and conditions of this Notice and Agreement and the Plan; (ii) have reviewed the Plan and the Notice and Agreement in their entirety, and have had an opportunity to obtain the advice of legal counsel and/or your tax advisor with respect thereto; (iii) fully understand and accept all provisions hereof; (iv) agree to accept as binding, conclusive, and final all of the Administrator’s decisions regarding, and all interpretations of, the Plan and the Notice and Agreement; and (v) agree to notify the Company upon any change in your home address indicated above.
Please return a signed copy of this Notice of Stock Option Grant and Agreement to Hanmi Bank HR Dept., 3660 Wilshire Blvd., PH-A, Los Angeles, CA 90010 and retain a copy for your records.

Dated:
For Hanmi Financial Corporation
Jay S. Yoo, President & CEO
ACKNOWLEDGMENT
I hereby acknowledge receipt of a copy of this Agreement as well as a copy of the Stock Option Plan.

OPTIONEE
Name: